Exhibit 99.1

FOR IMMEDIATE RELEASE:
December 9, 2010

MuniMae Announces Filing of Form 8-K and Schedules Conference Call

BALTIMORE — December 9, 2010 — Municipal Mortgage & Equity, LLC (OTC: MMAB) (“MuniMae” or “the Company,”) announced today that it has furnished to the Securities and Exchange Commission a Form 8-K which provides current business information, including audited annual financial statements for 2007, 2008 and 2009. The Company also announced that it will host a conference call on Tuesday, December 14, 2010 at 4:30 p.m. ET to provide a business update.

The conference call will be webcast. All interested parties are welcome to attend the live webcast, which can be accessed through the “Investor Relations” section of our website (www.munimae.com). You can also join the conference call by dialing (800) 860-2442 (Toll Free); International Dial In: +1 412-858-4600 (passcode: 446781).

An archived replay of the event will be available through January 21, 2011 at (877) 344-7529 (Toll Free); International Dial In: +1 412-317-0088 (passcode: 446781).

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
 www.MuniMae.com

For more information:
 Ginny Connolly, Investor Relations
 [888/788-3863]

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Source: MUNICIPAL MORTGAGE & EQUITY LLC, 8-K,